EXHIBIT 4.1

FORM OF CONVERTIBLE NOTE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Amount: $XX,XXX.XX	Irvine, California Date: , 2008

FOR VALUE RECEIVED, BIOLARGO, INC., a corporation organized under the laws of the state of Delaware (“Issuer”), promises to pay to the order of             xxxxxx             (hereafter, together with any subsequent holder hereof, called “Holder”), at its office, at “Holder’s Address” (as that term is defined below), or at such other place as Holder may direct, the “Amount” noted above (the “Loan Amount”), payable on March 31, 2010, or at an earlier date as provided herein (the “Maturity Date”). This convertible note is duly authorized issue of the Issuer, issued on the “Date” noted (the “Issuance Date”), and designated as its Convertible Note due March 31, 2010 (the “Note”).

The Issuer agrees to pay interest on the unpaid principal amount of the Loan Amount from time to time outstanding hereunder at the following rates per year, compounded annually: (i) before maturity of the Loan Amount, whether by acceleration or otherwise, at the rate per annum equal to ten percent (10%); (ii) after the maturity of the Loan Amount, whether by acceleration or otherwise, until paid, at a rate per annum equal to fifteen percent (15%).

Payments of both principal and interest are to be made in immediately available funds in lawful money of the United States of America, or in Common Stock of the Issuer as set forth below.

Accrual of interest shall commence as of the Issuance Date. Interest will accrue monthly and be paid annually on the Note, such interest to be paid, at the Company’s option, in cash or in that number of shares of Common Stock of the Issuer (the “Common Stock”) at a price per share equal to the average closing price of the Company’s common stock for the 20 trading days preceding a given interest due date Unless otherwise agreed in writing by both parties hereto, the interest so payable will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered on the records of the Issuer regarding registration and transfers of the Note (the “Note Register”), provided, however, that the Issuer’s obligation to a transferee of this Note arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions contained in this Note and the Subscription Agreement (the “Agreement”) that the Holder executed at the time of making an investment in the Issuer.

The Note is subject to the following additional provisions:

1. The Issuer shall be entitled to withhold from all payments of principal and/or interest of this Note any amounts required to be withheld under the applicable provisions of the Internal Revenue Code of 1986, as amended, or other applicable laws at the time of such payments.

2. This Note has been issued subject to investment representations of the original Holder hereof and may be transferred or exchanged only in compliance with the Securities Act and applicable state securities laws and in compliance with the restrictions on transfer provided in the Agreement. Prior to the due presentment for such transfer of this Note, the Issuer and any agent of the Issuer may treat the person in whose name this Note is duly registered in the Note Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Note is overdue, and neither the Issuer nor any such agent shall be affected by notice to the contrary. The transferee shall be bound, as the original Holder by the same representations and terms described herein and under the Agreement.

3. The Holder may, at its option, at any time convert the principal amount of this Note or any portion thereof, and any accrued and unpaid interest thereon, into such number of shares of fully paid and non-assessable Common Stock of the Issuer (“Conversion Shares”) as is obtained by dividing the Loan Amount by $1.35 (“Conversion Price”). The right to convert the Note may be exercised by the Issuer by telecopying, mailing (via first class mail, postage prepaid) or personally delivering an executed and completed notice of conversion (the “Notice of Voluntary Conversion”) to the Issuer. The business day (a “Business Day”) on which a Notice of Voluntary Conversion is delivered in accordance with the provisions hereof shall be deemed the “Voluntary Conversion Date”. The Issuer will transmit the certificates representing Conversion Shares issuable upon such conversion of the Note (together with the certificates representing the Note not so converted) to the Holder via express courier, by electronic transfer (if applicable) or otherwise, within ten Business Days after the later to occur of (i) the Voluntary Conversion Date or (ii) the Business Day on which the Issuer has received from the Holder the original Note being so converted.

4. The Issuer may, at its option, (i) on or after September 30, 2008, if the Company has received one or more written firm commitments, or has closed on one or more transactions, or a combination of the foregoing, of at least $3 million gross proceeds of equity or debt; or (ii) on the Maturity Date, require the Holder to convert the Note or any portion thereof, and any accrued and unpaid interest thereon, into such number of Conversion Shares as is obtained by dividing the Loan Amount by the Conversion Price. The obligation of the Holder to convert the Note may be exercised by the Company by telecopying, mailing (via first class mail, postage prepaid) or personally delivering an executed and completed notice of conversion (the “Notice of Mandatory Conversion”) to the Holder’s Address maintained in the Note Register. The Holder covenants and agrees to acknowledge a Notice of Mandatory Conversion in writing by completing, dating and signing such Notice of Mandatory Conversion and returning it to the Company by telecopier, first class mail (postage prepaid) or personal delivery (the “Holder Acknowledgment Date”). The business day on which a Notice of Mandatory Conversion is delivered in accordance with the provisions hereof shall be deemed the “Mandatory Conversion Date”. The Issuer will transmit the certificates representing Conversion Shares issuable upon such conversion of the Note (together with the certificates representing any portion of the Note not so converted) to the Holder via express courier, by electronic transfer (if applicable) or otherwise within ten Business Days after the later to occur of (i) the Holder Acknowledgment Date or (ii) the date that the Issuer has received from the Holder the original Note being so converted.

5. The principal amount of this Note, and any accrued interest thereon, shall be reduced as per that principal amount indicated on the Notice of Voluntary Conversion or Notice of Mandatory Conversion, as the case may be, upon the proper receipt by the Holder of such Conversion Shares due upon such Notice of Voluntary Conversion or Notice of Mandatory Conversion.

6. The number of Conversion Shares shall be adjusted as follows. If the Issuer shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, the number of Conversion Shares in effect immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the number of Conversion Shares in effect immediately prior to such subdivision shall be proportionately decreased.

7. No provision of this Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, upon an Event of Default (as defined below), to pay the principal of, and interest on this Note at the place, time, and rate, and in the coin or currency herein prescribed.

8. Events of Default. Each of the following occurrences is hereby defined as an “Event of Default”:

a. Nonpayment. The Issuer shall fail to make any payment of principal, interest, or other amounts payable hereunder when and as due; or

b. Dissolutions, etc. The Issuer or any subsidiary shall fail to comply with any provision concerning its existence or any prohibition against dissolution, liquidation, merger, consolidation or sale of assets; or

c. Noncompliance with this Agreement. The Issuer shall fail to comply in any material respect with any provision hereof, which failure does not otherwise constitute an Event of Default, and such failure shall continue for ten (10) days after the occurrence of such failure; or

d. Bankruptcy. Any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against the Issuer or any of its subsidiaries, or the Issuer or any of its subsidiaries shall take any step toward, or to authorize, such a proceeding; or

e. Insolvency. The Issuer shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.

9. If one or more “Events of Default” shall occur, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) or cured as provided herein, at the option of the Holder, and in the Holder’s sole discretion, the Holder may elect to consider this Note (and all interest through such date) immediately due and payable. In order to so elect, the Holder must deliver written notice of the election and the amount due to the Issuer via certified mail, return receipt requested, at the Issuer’s address as set forth herein (or any other address provided to the Holder), and thereafter the Issuer shall have ten business days upon receipt to cure the Event of Default, pay the Note, or convert the amount due on the Note pursuant to the conversion formula set forth above. It is agreed that in the event of such action, such Holder shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys. The parties acknowledge that a change in control of the Issuer shall not be deemed to be an Event of Default as set forth herein.

10. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

11. This Note does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Issuer prior to the conversion into Common Stock thereof, except as provided by applicable law. If, however, at the time of the surrender of this Note and conversion the Holder hereof shall be entitled to convert this Note, the Conversion Shares so issued shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the Conversion Date.

12. This Note and all other notes in this series may be subordinated to up to $10 million of additional debt financing that the Issuer may incur prior to the Maturity Date.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed by an officer thereunto duly authorized.

BIOLARGO, INC.

By
Name:	Dennis Calvert, President

ACCEPTED:

Signature:
Print Name:
Holder’s Address:

NOTICE OF VOLUNTARY CONVERSION

(To be Executed by the Registered Holder in order to convert the Note)

The undersigned hereby irrevocably elects to convert $             of the principal amount of the above Note, and $             of accrued and unpaid interest, into                      Shares of Common Stock of BioLargo, Inc. according to the conditions hereof, as of the date written below.

Date of Voluntary Conversion:	Signature:
Print Name:
Holder’s Address:

Social Security No.:

ACCEPTED:

BIOLARGO, INC.

By (Signature)
Print Name:
Title:

NOTICE OF MANDATORY CONVERSION

(To be Executed by the Company in order to required the Holder to convert the Note)

The undersigned hereby notifies you of its irrevocably election to require you to convert $             of the principal amount of the above Note, and $             of accrued and unpaid interest, into                      Shares of Common Stock of BioLargo, Inc. according to the conditions hereof, as of the date written below.

Date of Mandatory Conversion:	BIOLARGO, INC.

By (Signature)
Print Name:
Title: